Exhibit 10.1
EQUIPMENT LEASE
WITH OPTION TO PURCHASE
     THIS LEASE AGREEMENT made and entered into this ___day of March, 2006, by and between LINDEN BLACK and BEVERLY BLACK, herein referred to as Lessor(s) of First Party(ies) and BARRY SCHWARTZ and LISA SCHWARTZ, herein referred to as Lessee(s) or Second Party (ies);
     WITNESSETH:
     1. The Lessor does hereby rent and lease to the Lessee all of the equipment as listed on Exhibit “A”, attached hereto and incorporated herein by reference. Said equipment is located in Warehouse B at 5002 South 169 Highway, St. Joseph, Missouri 64507, which the Lessee has rented.
     2. This Lease Agreement is on the following terms and conditions:
     A. TERM: This Lease shall be for a period of Thirty-seven (37) months beginning on the 8th day of March, 2006 and ending on the 7th day of March, 2009.
     B. RENT: The monthly rent for the first 36 months is Five Thousand Five Hundred Fifty Dollars ($5,550.00) per month, which the Lessee agrees and covenants to pay in advance without demand on the 8th day of March, 2006 and on the 8th day of each and every succeeding month thereafter during the term of this Lease; and the rent for the 37th month, or the last month of this Lease, shall be Two Thousand Five Hundred Fifty Dollars ($2,550.00). Shall pay first and last month rent in amount of $11,100.00.
     C. LATE CHARGE: It is understood that each monthly rent payment is due of the 8th day of the month, as hereinabove provided, and any monthly payment that is not made and received by the Lessor within Ten (10) days after the same is due shall bear a later charge of Five (5) percent of the amount of said delinquent payment which the Lessee agrees and covenants to pay.
     D. [Paragraph Deleted]
     E. This Lease Agreement is on the following terms and conditions:
     (1) The Lessor shall be responsible for an pay the taxes on the said equipment during the term of this lease.
     (2) The Lessee accepts the said equipment in its present condition and the Lessee shall be responsible for an pay for any maintenance and/or repairs to the equipment at Lessee’s expense. The Lessee shall keep the equipment in good condition.
     (3) The Lessee shall use the equipment for the operation of its packaging business.
     (4) [Paragraph deleted]

     (5) The Lessee shall not use the equipment, or permit the use thereof, in whole or in part in any manner or for any purposes prohibited by law or ordinance.
     (6) The Lessor shall not be liable for damage to any property or injury to person at any time in the operation of the equipment; the Lessee shall protect and indemnify the Lessor from any claim or lawsuit for injury to person or property that might be caused or claimed to be caused by or in connection with the said equipment. The Lessee shall carry and provide at their expense public liability insurance in the amount of at least $2,000,000.00 that will protect it and the Lessor from any claim and/or lawsuit for personal injury or property damage that might arise from or by use of the equipment.
     (7) Also, the Lessee shall carry insurance against fire and other hazards that will protect both the Lessor and the Lessee in an amount of not less than $500,000.00.
     (8) Possession of the equipment shall be delivered to the Lessee as of March 8, 2006.
     (9) If the Lessee should default in the payment of rent or vacate or abandon the equipment, or if the Lessee should become the subject of any proceeding under the U.S. Bankruptcy Act, of any creditors’ proceeding in the state courts or sustain a levy or attachment of property to satisfy a creditor’s judgment, then any such event shall be deemed a material breach of this Lease, entitling the Lessor to terminate this Lease. The Lessor shall further have the right to terminate this Lease if the Lessee should continue in the breach of any other agreement in this Lease and does not remedy such default within five (5) days after the mailing of written notice from Lessor demanding compliance. No waiver or toleration of any breach or default shall constitute a waiver as to any such future breach or conduct.
     If the monthly rental or any part thereof shall not be paid for ten (10) days after becoming due and payable, whether formally demanded or not, or if this lease is terminated as above provided by the Lessor, then it shall be lawful for the Lessor or their agent to re-enter at any time thereafter upon the premises where the equipment is located; but without prejudice to the right of action of the Lessor in respect of any breach of the covenants of the Lessee herein contained.
     In the event of the termination of this Lease at any time prior to the exercise by them of the said property, then it is fully understood by the Lessee that all sums paid hereunder, including the first and last month rent shall be considered as rent for the said property, and none of the said sums shall be refundable to the Lessee.
     (10) Lessor shall have the right to enter the premises where the equipment is located for the purpose of inspection upon giving the Lessee twenty-four hours notice prior to any such inspection.
     (11) [Paragraph deleted]

OPTION TO PURCHASE
     3. In consideration of the sum of One and No/Hundredths Dollars ($1.00) paid by Second Party (Lessee) at the time of the execution of this Agreement, the receipt of which is hereby acknowledged by the First Party (Lessor) and as a part of the consideration for this Agreement, the First Party does hereby give and grant to the Second Party the exclusive right, privilege and option to purchase the equipment described herein for the total price and sum of Two Hundred Two Thousand Three Hundred Fifty Dollars ($202,350.00).
     If the Second Party exercises this option, they shall be given credit towards the said purchase price the total amount of the rent that they have paid under the foregoing Lease Agreement. Said option may be exercised at any time while the Second Party is leasing the said equipment under this lease prior to February 8, 2009 by the Second Party giving to the First Party notice in writing that they desire to exercise this option, provided the above mentioned lease has not been canceled or terminated. If said option is exercised the obligation of the Second Party to pay the monthly rental, as provided herein, shall continue until said purchase and sale is completed, then upon completion of the purchase and sale by the payment of the total purchase moneys and the delivery of the Bill of Sale, the obligation to pay rent shall cease.
     Also, if the said option is exercised and the sale completed, taxes for the year in which the sale is completed shall be prorated between the parties as of the date of closing the sale. If this option is exercised, then the sale shall be completed within Thirty (30) days after the option is exercised, and the sale shall be closed at such place and time as the parties may mutually agree.
     6. In the event that the option hereinabove granted to the Second Party (Lessee) is not exercised by the Second Party or if the option is exercised and the sale of the property to the Second Party is not completed, due to some failure on the part of the Second Party then, it is fully understood by the parties that the First Party (Lessor) shall retain all of the rental payments made to them under the provisions of the lease, as above provided.
     7. It is further agreed between the parties that if this option is exercised that the Second Party agrees to take the said property in its condition as of the time the option is exercised; and the First Party shall not be obligated to make any repairs to the said property.
     8. Neither this Option to purchase nor the foregoing Equipment Lease may be assigned to any other person or party without the written consent of the First Parties.
     9. This Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the respective parties hereto.
     All rental payments to the Lessor shall be made at:
     _________________________________________________________________
     Also, any Notice required to be sent to the Lessor or First Par-
     Any notice to be sent to the Lessee shall be made at ___________________________________.

     IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the day and year first above written.
EXECUTED IN DUPLICATE

/s/ Beverly Black		/s/ Linden Black 3/8/06

Beverly Black	(Lessors)	Linden Black

(First Parties)
(signature unavailable)		/s/ Barry Schwartz

Lisa Schwartz		Barry Schwartz
(Lessees)

(Second Parties)

LIST OF EQUIPMENT
Lift, Stand and Hopper:
     Young Industries Super Sack Unloader with electric 2 ton hoist
Vibrating Conveyor:
     Link-Belt Vibrating Conveyor (FMC) H9393
Lift Conveyor:
     Smalley Mfg. Co. (included in complete Ilapak system)
Scale/Bagger:
     Used Ilapak VT400S Complete line
Checkweigher:
     Used Yamato CM03L-PO-CE30 LIS9409-1
Metal Detector:
     Used lock MET 9 Metal Detector 80133
Cartoner:
     Langen Continuous Motion Model B-1AL with Rebuilt Nordson Glue System